Exhibit 10.6

INVESTOR RIGHTS AGREEMENT

By and Among

DURATA THERAPEUTICS, INC.

and

THE HOLDERS OF PREFERRED SHARES THEREOF

i

TABLE OF CONTENTS

(continued)

ii

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of December 11, 2009, and is by and among (i) Durata Therapeutics, Inc., a Delaware corporation (the “Company”), and (ii) the holders of Preferred Shares of the Company listed from time to time on the attached Schedule A (each an “Investor” and collectively, with their successors, transferees and assigns, the “Investors”).

THE PARTIES ENTER INTO THIS AGREEMENT ON THE BASIS OF THE FOLLOWING FACTS, INTENTIONS AND UNDERSTANDINGS:

A. On the date hereof, the Investors are entering into that certain Stockholders and Subscription Agreement dated as of December 11, 2009, by and among the Company and the respective Investors (the “Stock Purchase Agreement”), pursuant to which the Investors are purchasing Preferred Shares.

B. It is a condition to the obligations of the Investors under the Stock Purchase Agreement that this Agreement shall be executed by the parties hereto, and the parties are willing to execute this Agreement and be bound by the provisions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions: Rules of Construction.

(a) Definitions. Capitalized terms used herein are defined in this Section 1. unless otherwise defined herein.

1.1 “Accredited Investor” has the meaning set forth for such term in Regulation D under the Securities Act.

1.2 “Affiliate” means (a) with respect to any individual, (i) a spouse or descendant of such individual, (ii) any trust or family partnership whose beneficiaries shall solely be such individual and/or such individual’s spouse and/or any Person related by blood, marriage or adoption to such individual or such individual’s spouse, and (iii) the estate of such individual; and (b) with respect to any Person which is not an individual, any other Person that, directly or indirectly through one or more intermediaries controls (as defined in the Securities Act), is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof.

1.3 “Board” means the Board of Directors of the Company.

1.4 “Common Shares” means shares of Common Stock, $0.01 par value of the Company.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

1.6 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.7 “GAAP” means U.S. generally accepted accounting principles.

1.8 “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 6(e) hereof.

1.9 “IPO” means the initial underwritten public offering of the Common Shares pursuant to the Securities Act.

1.10 “Initiating Holders” mean, with respect to a request duly made under Section 2 to Register any Registrable Securities, the Holders initiating such request

1.11 “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

1.12 “Preferred Shares” means shares of Series A Preferred Stock, $0.01 par value of the Company.

1.13 “Public Sale” means any sale effected as part of or after the first Qualified IPO by the Company pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 under the Securities Act or any successor rule.

1.14 “Qualified IPO” means an underwritten public offering of the Common Shares pursuant to the Securities Act at a public offering price (prior to underwriter commissions and expenses) of at least $3.00 per share (as adjusted for any dividends, combinations or splits with respect to such shares) and with gross proceeds (prior to underwriter commissions and expenses) of at least $50,000,000.

1.15 “Registrable Securities” means (i) the Senior Conversion Shares, (ii) other Securities which by their terms are exercisable or exchangeable for or convertible into either Senior Conversion Shares (including any warrant, right or convertible debt securities), and (iii) any other Securities issued as (or issuable upon the conversion or exercise of any warrant, right or other Security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Securities described in clause (i), or (ii).

1.16 “Registrable Securities Then Outstanding” means the number of shares of common stock of the Company that are Registrable Securities and (i) are then issued and outstanding, or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and exercisable Securities of the Company.

1.17 “Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

1.18 “Registration Statement” means a registration statement prepared on Form S-1 or S-3 under the Securities Act.

1.19 “Restricted Securities” means, at any point in time, any Securities issued by the Company which have not theretofore been transferred in a Public Sale.

1.20 “Senior Conversion Shares” mean (i) the Common Shares issued or issuable upon the conversion of Series A Preferred Shares held by the Investors, or (ii) any other Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in clause (i).

1.21 “Securities” means, with respect to any Person, such Person’s capital shares or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital shares or other equity or equity linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of an Investor shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

1.22 “SEC” shall mean the United States Securities and Exchange Commission.

1.23 “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law in effect.

1.24 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of special counsel to the Holders as provided in Section 4(c)).

1.25 “Subsidiary” shall mean any other Person (a) whose Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries or (b) more than a fifty percent (50%) interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

1.26 “Violation” has the meaning set forth in Section 5(a)(i).

(b) Rules of Construction.

(i) The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement.

(ii) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

(iii) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as the context may require in each case.

(iv) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

2. Registration Rights. The Company covenants and agrees as follows:

(a) Demand Registration.

(i) Registration Other Than on Form S-3. Subject to the terms of this Agreement at any time after the earlier of (i) three (3) years after the date of this Agreement (ii) such date as the Investors have purchased in the aggregate Eighty-Five Million Dollars ($85,000,000) of Preferred Shares pursuant to the Stock Purchase Agreement, and (iii) the date that is one hundred eighty (180) days after the closing of an IPO, Initiating Holders holding 75% of Registrable Securities Then Outstanding may request the Company in writing to effect the Registration of such Registrable Securities having an aggregate offering price to the public of not less than Ten Million Dollars ($10,000,000). Upon receipt of such a request, the Company shall: (a) promptly give written notice of the proposed Registration to all other Holders; and (b) as soon as reasonably practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in such request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdictions as the Initiating Holders holding 75% of Registrable Securities Then Outstanding may reasonably request. The Company shall not be obligated to effect, or to take any action to effect, any Registration pursuant to this Section 2(a)(i): (x) after the Company has effected two (2) Registrations pursuant to this Section 2(a)(i) and such Registrations have been declared or ordered effective; or (y) if the Initiating Holders holding 75% of Registrable Securities Then Outstanding propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2(a)(ii) below.

(ii) Registration on Form S-3. Subject to the terms of this Agreement, Holders of Registrable Securities may request the Company in writing to file a Registration Statement on Form S-3 (or any successor form to Form S-3, or any comparable form for Registration) for a public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public, net of Selling Expenses, would exceed One Million Dollars ($1,000,000), and the Company is entitled to use Form S-3 or a comparable form to Register the requested Registrable Securities. Upon receipt of such a request the Company shall: (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request

(iii) Rights of Deferral.

(A) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2(a):

(1) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction;

(2) if, within thirty (30) days after the receipt of any request of the Holders to Register any Registrable Securities under Section 2(a)(i) or Section 2(a)(ii), the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement with the SEC within ninety (90) days of the date of such notice from the Company (other than a registration of securities in a transaction under Rule 145 of the Securities Act or an offering solely to employees), provided, however, that the Company is using commercially reasonable efforts to cause that Registration Statement to become effective; or

(3) within six (6) months immediately following the effective date of any Registration Statement pertaining to an IPO.

(B) If, after receiving a request from the Holders pursuant to Section 2(a)(i) or Section 2(a)(ii), the Company furnishes to the Holders a certificate signed by an officer of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, the Company’s obligation to use its commercially reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed one hundred and twenty (120) days from the receipt of any request duly submitted by the Holders under Section 2(a)(i) or Section 2(a)(ii) to Register Registrable Securities; provided, however, that the Company shall not exercise the right contained in this Section 2(a)(iii)(B) more than once in any twelve (12)-month period.

(iv) Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2(a)(i) or Section 2(a)(ii), the Initiating Holders seek to distribute such Registrable Securities in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2(a)(i) and 2(a)(ii). In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by Initiating Holders representing a majority of the Registrable Securities Then Outstanding held by the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Initiating Holders representing a majority of the Registrable Securities Then Outstanding held by the Initiating Holders). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including, without limitation, the aggregate number of securities requested to be Registered and the general condition of the market) require a limitation of the number of Securities to be underwritten, the underwriters may exclude some of the Registrable Securities from the underwriting if so justified after excluding any other Securities from the underwriting. If a limitation of the number of Registrable Securities is required pursuant to this Section 2(a)(iv), the number of Registrable Securities that may be included in the underwriting by the selling Holders shall be allocated among such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

(b) Designation of Joint Counsel. In connection with any Registration under this Section, the Initiating Holders holding a majority of Registrable Securities then held by the Initiating Holders shall mutually agree on counsel to represent the Holders in such Registration.

3. Piggyback Registrations.

(a) Registration of the Company’s Securities. Subject to Section 3(c), if the Company proposes to Register for its own account any of its Securities in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall use its commercially reasonable efforts to include in such Registration any Registrable Securities thereby requested by such Holder.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3(a) prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4(c).

(c) Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Company’s Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise the Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including, without limitation, the aggregate number of Registrable Securities requested to be Registered, the general condition of the market and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Securities to be underwritten, the underwriters may exclude Registrable Securities from the Registration and underwriting if so justified after excluding any other Securities (except for Securities to be offered by the Company) from the Registration and underwriting, so long as the amount of Registrable Securities included in such offering is not reduced below 30% of the total number of securities included in the offering, unless such offering is the IPO, in which case all Registrable Securities may be excluded.

(ii) If a limitation on the number of Registrable Securities is required pursuant to paragraph (a), the number of Registrable Securities that may be included in the Registration and underwriting by selling Holders shall be allocated first among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities that are Senior Conversion Shares which the Holders would otherwise be entitled to include in the Registration.

(iii) If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(d) Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company stock plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities.

4. Procedures.

(a) Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as possible:

(i) Prepare and file with the SEC a Registration Statement with respect to those Registrable Securities and use its commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for a period that is the shorter of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that: (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of ordinary shares (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by Section 10(a)(3) of the Securities Act, or (2) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (1) or (2) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement;

(ii) Prepare and file with the SEC amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act, and any other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them.

(iv) Use its commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdiction, as reasonably requested by the Holders, provided, however, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions, and provided, further, that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders.

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Each shareholder participating in the underwriting shall also enter into and perform its obligations under the underwriting agreement.

(vi) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of (i) the issuance of any stop transfer order by the SEC in respect to such Registration Statement, or (ii) the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration.

(viii) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of counsel to the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(ix) Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded.

(b) Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

(c) Expenses of Registration. Except as provided below, all expenses, other than Selling Expenses, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one special counsel for the Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of the Holders representing a majority of the Registrable Securities to be Registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses.

(d) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

5. Indemnification.

(a) Company Indemnity.

(i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter against any losses, claims, damages or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification or compliance, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, or any rule or regulation promulgated under the Securities Act The Company shall reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any such Holder, underwriter or controlling person.

(b) Holder Indemnity.

(i) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, its directors, officers, shareholders, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities

(joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or any rule or regulation promulgated under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder shall reimburse any person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed), and in no event shall any indemnity under this Section 5.2 exceed the net proceeds from the offering received by such Holder.

(c) Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

(d) Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any amounts contributed by any indemnifying party under this Section 5.2(d) exceed the net proceeds from the offering received by such indemnifying party.

(e) Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

6. Additional Undertakings.

(a) Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in such Rule 144 (or comparable provision under the Securities Act in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of an IPO;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under all the Securities Act; and

(iii) at any time following ninety (90) days after the effective date of the IPO, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all the Securities Act at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any form comparable thereto under the Securities Act of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the SEC and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without Registration or pursuant to such form.

(b) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a 75% of the Registrable Securities Then Outstanding, enter into any agreement with any holder or prospective holder of any Securities of the Company that would allow such holder or prospective holder to include such securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Securities in any such Registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included.

(c) “Market Stand-Off” Agreement. Each Holder agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days, which may be extended if requested by the underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports, and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) to (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Securities (excluding Securities purchased in the IPO or the public markets), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Securities except for Registrable Securities included in the IPO; provided, however, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are similarly bound. The underwriters in connection with the IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO as are consistent with this Section 6.3 or necessary to give further effect thereto. If there is any release from such agreement of any Holder’s shares subject to such restrictions, then each other Holder may sell, transfer or otherwise dispose of an equal percentage of such Holder’s shares originally subject to such restrictions; provided, however, that this provision will not apply to (a) releases not exceeding 100,000 shares of Registrable Securities (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) with respect to any single Holder individually or affiliated Holders collectively, or (b) participating Holders in a secondary Public Sale, in either case, during the market standoff time period.

(d) Termination of Registration Rights. No Holder shall be entitled to exercise any Registration rights provided for in Section 2 or Section 3 hereof following the later to occur of: (i) six (6) years following the consummation of the IPO or (ii) at such time as all Registrable Securities held by such Holder (and any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in a single transaction pursuant to Rule 144 promulgated under the Securities Act.

(e) Assignment of Registration Rights and Information Rights. The right to cause the Company to Register Registrable Securities pursuant to this Agreement and information and inspection rights set forth in Section 7 below may be assigned by a Holder to a transferee or assignee of such securities that (i) is an Affiliate of a Holder, (ii) is a member of a Holder’s family or a trust for the benefit of an individual Holder or family member thereof,

(iii) is a partner or retired partner of any holder that is a partnership, or a member or former member of any Holder that is a limited liability company, or (iv) if after such assignment or transfer, the transferee or assignee holds at least 5% of Registrable Securities Then Outstanding, provided, however, that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. In the event of a transfer or assignment of Registrable Securities that does not satisfy the conditions set forth above, such securities shall no longer be deemed to constitute “Registrable Securities” for purposes of this Agreement

(f) Qualified Small Business Stock. The Company covenants that so long as any Registrable Securities are held by a Holder (in whose hands such Registrable Securities are eligible to qualify as “qualified small business stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Qualified Small Business Stock”)), it will (i) comply with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock and (ii) execute and deliver to each Holder, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Registrable Securities to qualify as Qualified Small Business Stock and in connection therewith, execute and deliver to any such Holder, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested by such Holder to cause such shares of capital stock to qualify as Qualified Small Business Stock.

7. Restrictive Legends. Each certificate for Securities that constitute Restricted Securities shall (unless otherwise provided by the provisions of this Agreement) be stamped or otherwise imprinted with a legend in substantially the following terms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company shall imprint such legend on certificates evidencing the Securities outstanding prior to the date hereof or issued hereafter upon the exercise of any right to acquire, whether or not immediately exercisable, a Common Share, whether evidenced by an option, warrant convertible security or other similar instrument or agreement of the Company. The legend set forth above shall be removed from the certificates evidencing any shares that cease to be Securities subject to this Agreement.

8. Remedies. Each Investor shall have all rights and remedies reserved for such Investor pursuant to this Agreement, the Stock Purchase Agreement, all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or in equity. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

9. Miscellaneous.

(a) Conflicting Agreements. No Investor shall enter into any agreements or arrangements of any kind with any Person with respect to any Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Investors or with Persons that are not parties to this Agreement), including, but not limited to, agreements or arrangements with respect to the acquisition or disposition of securities of the Company in a manner which is inconsistent with this Agreement.

(b) Amendment; Waiver; or Termination. The provisions of this Agreement may only be amended, waived or terminated with the prior written consent of (i) the Company, and (ii) Investors holding 75% of the Registrable Securities Then Outstanding. Each such amendment, waiver or termination shall be binding on each and every Investor, if such consents are obtained, regardless of whether such Investor actually approved such amendment, waiver or termination.

(c) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered personally to the party intended to receive such notice, or sent by a national overnight delivery or courier company or by U.S. registered or certified mail, postage prepaid, return receipt requested, and sent to:

If to an Investor:

The address as set forth on Schedule A hereto.

If to the Company:

Durata Therapeutics, Inc.

c/o New Leaf Ventures

7 Times Square, Suite 1603

New York NY

Attn: Mr. Ron Hunt

Fax: (646) 519-2782

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 9411

Attn: Peter T. Healy

Tel: (415) 984-8833

Fax: (415) 984-8701

or to such other place and with such other copies as either party may designate as to itself by written notice to the others. Any such notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated in writing by the party attempting to make personal service, on the U.S. Postal Service return receipt, or by similar written advice from the overnight delivery company; provided, however, that if any such notice shall also be sent by electronic transmission device, such as telex, telecopy, fax machine or computer to the fax number set forth above, such notice shall be deemed delivered at the time and on the date of machine transmittal (except if sent after 5:00 p.m. recipient’s time, in which case the notice shall be deemed delivered at 9:00 a. m. on the next business day) if the sending party receives a written send verification on its machine and sends a duplicate notice on the same day or the next business day by personal service, registered or certified U.S. mail, or overnight delivery in the manner described above.

(d) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to its choice of law principles other than Section 5-1401 of the New York General Obligations Law).

(e) Service of Process: Consent to Jurisdiction. Each party hereto irrevocably and unconditionally: (A) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States federal courts in or for New York, New York or, if no such court has jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in or for New York, New York; (B) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (C) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each party hereto irrevocably consents to the service of any process or pleading by any method permitted under applicable law.

(f) Representation by Counsel. Each party hereto represents and agrees with each other that it, he or she has been represented by, or had the opportunity to be represented by, independent counsel of its, his or her own choosing, and that it, he or she has had the full right and opportunity to consult with its, his or her respective attorney(s), that to the extent, if any, that it, he or she desired, it, he or she availed itself of this right and opportunity, that it, he or she or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it, he or she or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

(g) Waiver. No course of dealing between the Company and the Investors (or any of them) or among the Investors, or any delay in exercising any rights hereunder, will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(h) Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to capital shares of the Company held by the parties hereto, and to any and all Securities of the Company or any successor or assigns of the

Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, or in substitution for, such capital shares, and shall be appropriately adjusted for any dividends, distributions, splits, reverse splits, combinations, recapitalizations and the like occurring after the date.

(i) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(j) Entire Agreement. This Agreement, together with all exhibits and schedules hereto (including the other agreements referred to herein), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

(k) Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Investor. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company except with the consent of those parties required to effect an amendment hereto pursuant to Section 9(b). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(1) Further Assurances. The parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as may be reasonably requested by another party hereto for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

(m) Multiple Counterparts. This Agreement may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(n) Not for Benefit of Third Parties. Except as expressly set forth herein, this Agreement is for the sole and exclusive benefit of the parties hereto and nothing herein is intended to give or shall be construed to give any third party any rights or remedies hereunder.

(o) Attorneys’ Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.

(p) Titles and Headings. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(q) No Interpretation Against Drafter. This Agreement is the product of negotiations among the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed this Investor Rights Agreement as of the date first written above.

“COMPANY”

DURATA THERAPEUTICS, INC.

Name:	Dov A. Goldstein
Title:	Interim Co-President

Name:	Ronald M. Hunt
Title:	Interim Co-President

S-1	Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Investor Rights Agreement as of the date first written above.

“COMPANY”

DURATA THERAPEUTICS, INC.

Name:	Dov A. Goldstein
Title:	Interim Co-President

Name:	Ronald M. Hunt
Title:	Interim Co-President

S-1	Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Investor Rights Agreement as of the date first written above.

“INVESTORS”

DOMAIN:

DOMAIN PARTNERS VIII, L.P.

By:	One Palmer Square Associates VIII, L.L.C.
Its:	General Partner

Name:
Kathleen K. Schoemaker
Its:	Managing Member

DP VIII ASSOCIATES, L.P.

By:	One Palmer Square Associates VIII, L.L.C.
Its:	General Partner

Name:
Kathleen K. Schoemaker
Its:	Managing Member

S-2	Signature Page to Investor Rights Agreement

NEW LEAF VENTURES II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

	By:	New Leaf Venture Management II, L.L.C.
	Its:	General Partner

By:
Ronald M. Hunt
Managing Director

S-3	Signature Page to Investor Rights Agreement

CANAAN:

CANAAN VIII L.P.

By:
Brenton K. Ahrens
Its:	Member and Manager

S-4	Signature Page to Investor Rights Agreement

AISLING:

AISLING CAPITAL III, LP

By:	Aisling Capital Partners III, LP
Its:	General Partner

By:	Aisling Capital Partners III LLC
Its:	General Partner

By:

Its:

S-5	Signature Page to Investor Rights Agreement

SOFINNOVA:

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C.
Its:	General Partner

By:
James I. Healy,
Managing General Partner

S-6	Signature Page to Investor Rights Agreement

SCHEDULE A

NAMES AND ADDRESSES OF INVESTORS

Name	Address

Domain Partners VIII, L.P.	One Palmer Square Suite 515, Princeton, NJ 08542 Attn: Kathleen K. Schoemaker

DP VIII Associates, L.P.	One Palmer Square Suite 515, Princeton, NJ 08542 Attn: Kathleen K. Schoemaker

New Leaf Ventures II, L.P.	7 Times Square Suite 1603 New York, NY 10036 Attn: Mr. Ron Hunt

Canaan VIII, L.P.	2765 Sand Hill Road Menlo Park, CA 94025 Attn: Mr. Brenton Ahrens

Aisling Capital III, L.P.	888 Seventh Avenue 30th Floor New York, NY 10106 Attn: Dov A. Goldstein, M.D. and Mr. Lloyd Appel

With a copy to: McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Attn: Todd Finger, Esq.

Sofinnova Venture Partners VII, L.P.	850 Oak Grove Avenue Menlo Park, CA 94025 Attn: James I. Healy, M.D., Ph.D.

A-1